Exhibit 99.1


FOR IMMEDIATE RELEASE                      Contact: Jeffrey J. Carfora, EVP, CFO
                                                    (973) 669-7366, ext. 202



           PENNFED FINANCIAL SERVICES, INC. REPORTS COMPLETION OF LAST STOCK REPURCHASE PROGRAM AND COMMENCEMENT OF A NEW PROGRAM


               WEST ORANGE, NJ, June 13, 2001 - PennFed Financial Services, Inc. (NASDAQ:PFSB), the holding company for the New Jersey-based Penn Federal Savings Bank, today announced that it completed repurchases under its 5 percent stock repurchase program previously authorized in October, 2000.
               Joseph L. LaMonica, President and Chief Executive Officer of PennFed, indicated that, under the completed program, the Company repurchased 400,000 shares in the open market from November 2, 2000 through June 11, 2001 at prices ranging from $14.38 to $22.65. After completion of the repurchase, the Company had 7,693,629 shares of common stock outstanding.
               The Company also announced that its Board of Directors authorized another 5% Stock Repurchase Program. Under this new program, the Company can repurchase up to 5% of its outstanding shares in the open market over the next 18 months, subject to market conditions.
               Penn Federal Savings Bank, headquartered in New Jersey, maintains 21 branch offices in Bayville, Brick, Caldwell, East Newark, Fairfield, Farmingdale, Harrison, Livingston, Marlboro, Montclair (2), Newark (3), Old Bridge, Roseland, Sayreville, Toms River, Upper Montclair, Verona, and West Orange. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

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